Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Vice President of Marketing and Corporate Communications	Senior Vice President
(856) 810-6210	(212) 836-9608
johnpaolin@hillintl.com	dsullivan@equityny.com

FOR IMMEDIATE RELEASE

Hill International Reports Second Quarter 2009 Financial Results;

Consulting Fees Up 11.9% and Net Earnings Up 24.3%

Marlton, NJ – August 4, 2009 – Hill International (NYSE: HIL), the global leader in managing construction risk, announced today financial results for the second quarter ended June 30, 2009 and for the first six months of 2009 (see attached tables). Total revenue for the second quarter of 2009 grew to $104.3 million, an increase of 7.7% from the second quarter of 2008. Consulting fee revenue for the second quarter of 2009 grew to $91.5 million, an increase of 11.9% from the second quarter of 2008. That percentage growth was comprised of 9.3% organic growth and 2.6% growth from acquisitions.

Operating profit for the second quarter of 2009 improved to $6.5 million, an increase of 14.8% from the second quarter of 2008. Net earnings in the second quarter of 2009 grew to $4.7 million (or $0.12 per diluted share based on 40.3 million diluted shares), up 24.3% from the second quarter of 2008.

Total backlog at the end of the second quarter of 2009 increased to $611 million from $598 million at March 31, 2009. Twelve-month backlog at the end of the second quarter of 2009 grew to $279 million from $270 million at March 31, 2009.

“Hill’s financial performance during the second quarter was strong, especially given the ongoing economic recession in which we are operating,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “In addition, there are signs that our markets are beginning to recover, and we have positive expectations for the second half of the year and heading into 2010,” added Richter.

First Half 2009 Results

Total revenue for the first six months of 2009 rose to $208.3 million, an increase of 17.2% from the first six months of 2008. Consulting fee revenue for the first six months of 2009 grew to $183.7 million, an increase of 21.3% from the first six months of 2008. That percentage growth was comprised of 15.4% organic growth and 5.9% growth from acquisitions.

Operating profit for the first six months of 2009 declined to $10.8 million, a decrease of 3.1% from the first six months of 2008, principally due to previously disclosed first quarter 2009 items such as currency devaluations, an increase in bad debt expense and costs incurred in connection with a discontinued acquisition. Net earnings for the first six months declined to $9.1 million (or $0.22 per diluted share based on 40.7 million diluted shares), down 14.3% from the first six months of 2008.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group. Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, project labor agreement consulting and management consulting services. Hill’s Construction Claims Group provides claims preparation, analysis and review, litigation support, cost/damages assessment, delay/disruption analysis, contract review and assessment, adjudication, risk assessment, lender advisory and expert witness testimony services.

Project Management Group. Total revenue at Hill’s Project Management Group during the second quarter of 2009 grew to $83.8 million, an increase of 13.9% over the second quarter of 2008. Consulting fee revenue for the second quarter of 2009 at the Projects Group rose to $71.6 million, an increase of 20.7% from the second quarter of 2008. That percentage growth was comprised of 18.7% organic growth, primarily from the Middle East and North Africa regions, and 2.0% growth from the acquisition last year of Euromost Polska. Operating profit for the Projects Group for the second quarter of 2009 was $12.1 million, an increase of 34.7% over the second quarter of 2008.

Total revenue at the Projects Group during the first six months of 2009 grew to $164.5 million, an increase of 23.7% over the first six months of 2008. Consulting fee revenue for the first six months of 2009 at the Projects Group rose to $141.3 million, an increase of 30.0% from the first six months of 2008. That percentage growth was comprised of 23.6% organic growth, primarily from the Middle East and North Africa regions, and 6.4% growth from the acquisitions last year of Gerens Management Group and Euromost Polska. Operating profit for the Projects Group for the first six months of 2009 was $21.2 million, an increase of 30.0% over the first six months of 2008.

Construction Claims Group. Total revenue at Hill’s Construction Claims Group during the second quarter of 2009 declined to $20.6 million, a decrease of 11.9% from the second quarter of 2008. Consulting fee revenue for the second quarter of 2009 at the Claims Group declined to $19.9 million, a decrease of 11.4% from the second quarter of 2008. That percentage change was comprised of a 15.4% organic decline offset by 4.0% growth from the acquisitions last year of PCI Group and Chitester Management Systems. Operating profit for the Claims Group for the second quarter of 2009 was $0.9 million, a decrease of 57.8% from the second quarter of 2008.

Total revenue at the Claims Group during the first six months of 2009 declined to $43.8 million, a decrease of 2.3% from the first six months of 2008. Consulting fee revenue for the first six months of 2009 at the Claims Group declined to $42.4 million, a decrease of 0.9% from the first six months of 2008. That percentage change was comprised of a 5.4% organic decline offset by 4.5% growth from the acquisitions last year of PCI Group and Chitester Management Systems. Operating profit for the Claims Group for the first six months of 2009 was $3.2 million, a decrease of 43.0% from the first six months of 2008.

Stock Repurchase Program

Earlier today, Hill’s Board of Directors authorized an amendment to the company’s stock repurchase program. Pursuant to the prior program, the company was authorized to repurchase shares of the Hill’s common stock up to a total purchase price of $20 million through November 5, 2009. Under the new amended program, the company is authorized to repurchase shares of Hill’s common stock up to a total purchase price of $40 million (including all prior purchases made under the program) through December 31, 2010.

During the second quarter of 2009, Hill purchased approximately 1,345,000 shares of its common stock at a cost of approximately $5.7 million, or an average price of $4.26 per share, under the company’s stock repurchase program. To date, the company has purchased approximately 3,652,000 shares of its common stock for an aggregate purchase price of approximately $15.1 million, or an average price of $4.14 per share, under the program.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on Wednesday, August 5, 2009, at 11:00 am Eastern Time to discuss the financial results for the period ended June 30, 2009. Interested parties may participate in the call by dialing (888) 787-0460 (Domestic) or (706) 679-3200 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call. The conference call will be broadcast live over the Internet. To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Presentations and Calls”. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with approximately 2,300 employees in 80 offices worldwide, provides program management, project management, construction management, and construction claims and consulting services. Engineering News-Record magazine recently ranked Hill as the 8th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct on our own behalf or pursuant to joint ventures with other parties; difficulties we may incur in implementing our acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

(HIL-G)

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HILL INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In 000’s, Except Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		(Revised)(1)		(Revised)(1)

Consulting fee revenue	$91,542	$81,790	$183,690	$151,428

Reimbursable expenses	12,801	15,090	24,587	26,345

Total revenue	104,343	96,880	208,277	177,773

Direct expenses	52,256	45,082	104,944	82,336

Reimbursable expenses	12,801	15,090	24,587	26,345

Total direct expenses	65,057	60,172	129,531	108,681

Gross profit	39,286	36,708	78,746	69,092

Selling, general and administrative expenses	35,068	31,844	71,369	59,344

Equity in earnings of affiliates	(2,278)	(796)	(3,459)	(1,431)

Operating profit	6,496	5,660	10,836	11,179

Interest expense (income), net	320	16	533	(349)

Earnings before provision for income taxes	6,176	5,644	10,303	11,528

Provision for income taxes	1,161	1,426	734	269

Consolidated net earnings	5,015	4,218	9,569	11,259

Less:net earnings – noncontrolling interests (1)	340	458	491	668

Net earnings attributable to Hill International, Inc.(1)	$4,675	$3,760	$9,078	$10,591

Basic earnings per common share	$0.12	$0.09	$0.22	$0.26

Basic weighted average common shares outstanding	39,920	40,811	40,455	40,801

Diluted earnings per common share	$0.12	$0.09	$0.22	$0.26

Diluted weighted average common shares outstanding	40,297	41,238	40,726	41,180

(1)	Effective January 1, 2009, the company adopted Statement of Financial Accounting Standards No. 160 (“SFAS No. 160”) which requires the amount of consolidated net income attributable to the parent and noncontrolling interests (formerly minority interests) to be clearly identified and presented on the face of the consolidated income statement, with retroactive adoption of its presentation requirements.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Segment Data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2009	2008	2009	2008

Project Management

Consulting fee revenue	$71,640	$59,331	$141,340	$108,707

Total revenue	$83,751	$73,499	$164,520	$133,000

Gross profit	$28,757	$23,938	$56,153	$43,983

Gross profit margin	40.1%	40.3%	39.7%	40.5%

Depreciation and amortization	$983	$912	$1,936	$1,424

Operating profit before equity in earnings of affiliates	$9,810	$8,181	$17,763	$14,897

Equity in earnings of affiliates	2,278	796	3,459	1,431

Operating profit	$12,088	$8,977	$21,222	$16,328

Operating profit margin	16.9%	15.1%	15.0%	15.0%

Construction Claims

Consulting fee revenue	$19,902	$22,459	$42,350	$42,721

Total revenue	$20,592	$23,381	$43,757	$44,773

Gross profit	$10,529	$12,770	$22,593	$25,109

Gross profit margin	52.9%	56.9%	53.3%	58.8%

Depreciation and amortization	$581	$476	$1,134	$934

Operating profit	$885	$2,095	$3,208	$5,631

Operating profit margin	4.4%	9.3%	7.6%	13.2%

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Other Financial Data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2009	2008	2009	2008
		(Revised)(1)		(Revised)(1)

Consulting fee revenue	$91,542	$81,790	$183,690	$151,428

Total revenue	$104,343	$96,880	$208,277	$177,773

Gross profit	$39,286	$36,708	$78,746	$69,092

Gross profit as a percent of consulting fee revenue	42.9%	44.9%	42.9%	45.6%

Selling, general and administrative expenses (excluding Corporate expenses)	$28,591	$26,432	$57,775	$48,564
Selling, general and administrative expenses (excluding Corporate expenses) as a percentage of consulting fee revenue	31.2%	32.3%	31.5%	32.1%

Corporate expenses	$6,477	$5,412	$13,594	$10,780

Corporate expenses as a percent of consulting fee revenue	7.1%	6.6%	7.4%	7.1%

Operating profit	$6,496	$5,660	$10,836	$11,179

Operating profit as a percent of consulting fee revenue	7.1%	6.9%	5.9%	7.4%

Effective income tax rate	18.8%	25.3%	7.1%	2.3%

(1)	Effective January 1, 2009, the company adopted SFAS No. 160 which requires the amount of consolidated net income attributable to the parent and noncontrolling interests (formerly minority interests) to be clearly identified and presented on the face of the consolidated income statement, with retroactive adoption of its presentation requirements. The new presentation changed the 2008 effective income tax benefit rate.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Balance Sheet Data

(Unaudited)

	June 30, 2009	December 31, 2008
(in thousands)	(Unaudited)	(Revised)(1)

Cash and cash equivalents	$34,939	$20,430

Accounts receivable, net	$125,719	$118,124

Current assets	$179,881	$161,492

Total assets	$279,585	$254,041

Current liabilities	$86,013	$80,563

Total debt	$30,194	$18,887

Stockholders’ equity	$142,620	$139,016

(1)	Effective January 1, 2009, the company adopted SFAS No. 160 which requires that the ownership interests in subsidiaries held by parties other than the parent to be presented within the equity section of the consolidated balance sheet. The amount formerly captioned as minority interests in the 2008 consolidated balance sheet has been reclassified to stockholders’ equity as noncontrolling interests.

EBITDA Reconciliation

(Unaudited)

EBITDA (earnings before interest, taxes, depreciation and amortization) for the second quarter of 2009 rose to $7.9 million, an increase of 17.3% from the first quarter of 2008. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2009	2008	2009	2008

Net income	$4,675	$3,760	$9,078	$10,591

Interest expense (income), net	320	16	533	(349)

Income taxes	1,161	1,426	734	269

Depreciation and amortization	1,789	1,571	3,516	2,683

EBITDA	$7,945	$6,773	$13,861	$13,194